UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2014

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices) (Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The Company is providing supplemental segment information on the performance of each of the Company’s segments as of and for the three months ended November 30, 2013, August 31, 2013, May 31, 2013, February 28, 2013 and November 30, 2012. Previously the Company evaluated segment performance based on gross margin. Beginning in the first quarter of 2014, the Company changed the methodology of measuring segment profit and loss as management began evaluating segment performance based on earnings (loss) from operations. For comparability, the Company is providing updated segment information for prior periods which conforms to the new methodology. The change in presentation did not result in any change to consolidated Earnings (loss) from operations or Net earnings (loss) attributable to Greenbrier.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Supplemental segment information of The Greenbrier Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: February 6, 2014	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

3